Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007, accompanying the consolidated financial statements in the Annual Report of 1st Constitution Bancorp on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of 1st Constitution Bancorp on Forms S-8 (File Nos. 333-132474, effective March 16, 2006, and 333-98177, effective August 15, 2002).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 30, 2007